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                                EXHIBIT NO. 23.1

                   CONSENT OF KPMG LLP, CHARTERED ACCOUNTANTS

To the Board of Directors
INTRAWEST CORPORATION

Dears Sirs:

We consent to the use of our report dated August 30, 2002, included in this annual report on Form 40-F.

/s/ KPMG LLP
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KPMG LLP
Chartered Accountants

Vancouver, Canada
September 9, 2002